EXHIBIT 99.1

Johnson Outdoors Inc. Announces Fiscal 2008 Fourth Quarter and Full Year Results

RACINE, Wis., Dec. 5, 2008 (GLOBE NEWSWIRE) -- Johnson Outdoors Inc. (Nasdaq:JOUT), a leading global outdoor recreation company, today announced that while economic pressure on its markets led to lower sales and operating profit, non-cash charges had the greatest impact on 2008 fiscal fourth quarter and full year financial results. In addition, the Company announced it was intensifying efforts to reduce operating costs, working capital and capital spending by more than $30 million combined.

"This was a challenging year and given the 2009 economic outlook, we are acting quickly to protect profitability going forward while making smart investments behind future growth opportunities. While we work to scale back our cost-structure, we remain focused on leveraging our marketing and innovation expertise to create consumer demand and drive increased volume in the year ahead. We have tremendous brand equities that held or gained share throughout 2008 due to innovative new products that generated a third or more of total company sales for the fifth straight year," observed Helen Johnson-Leipold, Chairman and Chief Executive Officer.

RESULTS SUMMARY

The Company recorded non-cash goodwill and other intangible asset impairment charges of $41.0 million and a non-cash deferred tax asset valuation allowance of $29.5 million during the fourth quarter ended October 3, 2008. Net sales for the seasonally slow fourth quarter were $81.8 million compared to $87.3 million in the prior year quarter. Net loss for the quarter was $74.6 million ($8.18 per diluted share) compared to net income of $0.9 million ($0.10 per diluted share) for the prior year quarter.

For the full year, the Company reported net sales of $420.8 million compared to the record revenues of $430.6 million in the prior year. Net loss for the year was $71.0 million ($7.81 per diluted share) compared to the prior year's net income of $9.2 million ($1.00 per diluted share.) The chart below shows the impact of these non-cash items on 2008 operating profit and net income.

 2008 RECONCILIATION OPERATING PROFIT, NET INCOME EX. NON-CASH ITEMS
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                                                 Operating      Net
                                                   Profit     Income*
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 2008 as reported                                $ (38,053) $ (71,034)
 Intangible asset impairment                        41,008     35,739
 Deferred tax asset valuation charge                    --     29,500
 Inventory write downs                               3,528      2,210
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 2008 excluding non-cash items                   $   6,484  $  (3,585)
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 * Net income after tax

The Company believes the non-GAAP financial measures included in this press release allow management and investors to understand and compare the Company's operating results in a more consistent manner for 2008. These non-GAAP measures should be considered supplemental and not a substitute for the Company's financial results that were recorded in accordance with generally accepted accounting principles for the periods presented.

FINANCIAL IMPACT

While intangible asset impairment charges and the deferred tax asset valuation allowance are non-cash charges with no impact on the Company's day to day operations, they are reflected on the Company's balance sheet and are used to help calculate various financial performance measures included under the Company's debt agreements. Although the Company remains current with scheduled principal and interest payments, as a result of these non-cash charges, the Company is in breach of the net worth covenant in its debt agreements, and is working with its banks to amend the agreements. Unless these agreements are amended or the Company receives a waiver through 2009 on this and other covenants, the debt would be reclassified as short-term as of October 3, 2008.

COST-REDUCTION PLANS

"The outdoor recreational industry is particularly volatile during uncertain economic times, which is why we have moved decisively to align operations for greater flexibility in addressing the ebb and flow of our markets and by doing so, enhance profitability and cash flow. Importantly, targeted cost savings and spending reductions are highly strategic, intended to scale our cost structure to the current environment while maintaining our competitive position in the coming year and beyond," stated Ms. Johnson-Leipold.

The Company's cost-reduction plans reflect the impact of the current unprecedented economic and financial environment on seasonal outdoor recreational markets. Key elements of the plans are:

 * $20 million in cost-saving projects
 * 26 percent reduction in capital expenditures
 * 12 percent reduction in peak working capital

Aggressive cost-saving initiatives include, among others: consolidation of dive computer manufacturing, 20 percent reduction in SKUs across all businesses, 7 percent reduction in headcount and wage freeze. Peak working capital reduction is expected to result from investments in improved forecasting, production planning and inventory control processes and systems. Capital spending plans reflect the Company's on-going commitment to be the innovation leader in its markets.

FOURTH QUARTER RESULTS

Fourth quarter results historically reflect a loss due to the slowing of sales and production of the Company's seasonal outdoor recreation products. The rapid and steep economic downturn led to a 6.4 percent decline in sales and a higher than normal operating loss during the quarter. Key drivers during the quarter were:

 * Marine Electronics Group revenues fell 10.6 percent behind last year's fourth quarter due to the effect of weak boat markets. The
   Geonav acquisition added $2.1 million to Marine Electronic sales for the quarter.
 * Diving revenues dipped 3 percent below last year as continued
   growth of the Seemann brand in Germany and favorable currency translation were not enough to offset softening sales in other key international markets.
 * Watercraft revenues compared unfavorably to the prior year quarter as customers held back reorders due to mounting economic
   uncertainties, diminishing solid gains for the segment during the first six months of the year.
 * Outdoor Equipment revenues increased 6.4 percent due to limited growth in military, commercial and consumer sectors.

Total Company operating loss was $51.7 million in the fourth quarter compared to operating profit of $2.9 million in the same period last year. The unfavorable comparison was due primarily to non-cash goodwill impairment charges of $41.0 million and inventory impairment charges of $3.5 million.

The Company reported a net loss of $74.6 million ($8.18 per diluted share) during the seasonally slow fourth quarter versus net income of $0.9 million in the prior year quarter.

FULL YEAR RESULTS

Total Company net sales dipped 2.3 percent below last year's record annual net sales. Key factors impacting the year-over-year sales results included:

 * Deteriorating economic conditions during the fourth quarter which impacted all brands and all channels
 * Lower domestic sales in Marine Electronics due to a weak boat market
 * A $6.6 million decline in military sales
 * Lower-than-normal reorders in Watercraft
 * Successful new products, growth in Seemann and favorable currency in Diving

Operating loss for the year was $38.1 million compared to operating income of $20.0 million in 2007. Key factors driving the year-over-year changes included:

 * Goodwill impairment charges of $41.0 million in the fourth quarter
 * Restructuring charges in Outdoor Equipment, Diving and Watercraft
 * Significant decline in military sales
 * Reversal of accruals related to the Company's discretionary bonus and compensation plans
 * Reduced margins in Marine Electronics due to lower volume, product and geographic mix, and start-up investments in Geonav

Net loss was $71.0 million, or $7.81 per diluted share compared to net income of $9.2 million, or $1.00 per diluted share, in the prior year. In addition, net loss was impacted by tax expense resulting from deferred tax asset valuation allowance of $29.5 million in the fourth quarter.

Further commenting, Ms. Johnson-Leipold said: "Across every business there is an outstanding line-up of new products for 2009 which will be critical in an economically challenging year. The inherent challenge of doing business amid such economic volatility demands our readiness and commitment to take actions necessary to preserve the long-term sustainability of the enterprise. We believe in the future of Johnson Outdoors, and are doing the right things to ensure we weather the storm, maintain our market leadership positions and prepare for growth once the economy and marketplace rebound."

OTHER FINANCIAL INFORMATION

The Company's debt to total capitalization stood at 32.9 percent at the end of the year versus 17.6 percent at September 28, 2007. Debt, net of cash, was $18.2 million at year-end. Depreciation and amortization was $10.1 million year-to-date compared with $9.4 million in the prior year. Capital spending totaled $12.4 million in 2008 compared with last year's $13.4 million.

"In recent months, projected future cash flows have been negatively impacted by the turbulent economy and declining markets, hitting their lowest level concurrent with our annual goodwill evaluation in accordance with SFAS No. 142. Importantly, this non-cash charge does not reflect our strong belief in the power of our brands or their future potential," said David W. Johnson, Vice-President and Chief Financial Officer.

On December 4, 2008, the Board of Directors voted to suspend quarterly dividends to shareholders.

WEBCAST

The Company will host a conference call and audio web cast on Friday, December 5, 2008 at 11:00 a.m. Eastern Time. A live listen-only web cast of the conference call may be accessed at Johnson Outdoors' home page. A replay will also be available on Johnson Outdoors' home page for 30 days on the Internet.

ABOUT JOHNSON OUTDOORS INC.

JOHNSON OUTDOORS is a leading global outdoor recreation company that turns ideas into adventure with innovative, top-quality products. The company designs, manufactures and markets a portfolio of winning, consumer-preferred brands across four categories: Watercraft, Marine Electronics, Diving and Outdoor Equipment. Johnson Outdoors' familiar brands include, among others: Old Town(r) canoes and kayaks; Ocean Kayak(tm) and Necky(r) kayaks; Lendal(r) paddles; Carlisle(r) and Extrasport(r) paddling accessories; Minn Kota(r) motors; Cannon(r) downriggers; Humminbird(r) fishfinders; GEONAV(r) marine electronics; SCUBAPRO(r) UWATEC(r) and Seemann(r) dive equipment; Silva(r) compasses; Tech4O(r) digital instruments; and Eureka!(r) tents.

Visit Johnson Outdoors at http://www.johnsonoutdoors.com

SAFE HARBOR STATEMENT

Certain matters discussed in this press release are "forward-looking statements," intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical fact are considered forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results or outcomes to differ materially from those currently anticipated. Factors that could affect actual results or outcomes include changes in consumer spending patterns; the Company's success in implementing its strategic plan, including its focus on innovation; actions of and disputes with companies that compete with the Company; the Company's success in managing inventory; the Company's ability to secure financing; movements in foreign currencies or interest rates; the Company's success in restructuring of its European Diving operations; unanticipated issues related to the Company's military sales; the success of suppliers and customers; the ability of the Company to deploy its capital successfully; adverse weather conditions; and other risks and uncertainties identified in the Company's filings with the Securities and Exchange Commission. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                        JOHNSON OUTDOORS INC.

 (thousands, except per share amounts)
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 Operating Results              THREE MONTHS ENDED  TWELVE MONTHS ENDED
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                                October 3  Sept 28  October 3  Sept 28
                                     2008     2007       2008     2007
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 Net sales                      $ 81,765  $ 87,337  $420,789  $430,604
 Cost of sales                    54,060    51,257   261,238   255,108
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  Gross profit                    27,705    36,080   159,551   175,496
 Goodwill and other intangible
  asset impairment charges        41,008        --    41,008        --
 Other operating expenses         38,385    33,212   197,604   155,469
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  Operating profit (loss)        (51,688)    2,868   (38,053)   20,027
 Interest expense, net             1,326       762     4,929     4,424
 Other (income) expense, net         258       464     1,315      (192)
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  Income (Loss) before income
   taxes                         (53,272)    1,642   (44,297)   15,795
 Income tax expense               21,194        47    25,125     5,246
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 Income (Loss) from continuing
  operations                     (74,466)    1,595   (69,422)   10,549
 Loss from discontinued
  operations, net of income tax
  benefit                            123       653     1,613     1,315
 ----------------------------------------------------------------------
 Net income (loss)              $(74,589) $    942  $(71,034) $  9,234
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 (Loss) income from continuing
  operations per common share -
  Basic:
 Class A                          ($8.17)    $0.18    ($7.63)    $1.18
 Class B                          ($8.17)    $0.16    ($7.63)    $1.06
 Loss from discontinued
  operations per common share -
  Basic:
 Class A                          ($0.01)   ($0.07)   ($0.18)   ($0.15)
 Class B                          ($0.01)   ($0.07)   ($0.18)   ($0.13)
 ----------------------------------------------------------------------
 Net (loss) income per common
  share - Basic:
 Class A                          ($8.18)    $0.11    ($7.81)    $1.03
 Class B                          ($8.18)    $0.09    ($7.81)    $0.93
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 Income from continuing
  operations per common Class A
  and B share - Dilutive          ($8.17)    $0.17    ($7.63)    $1.14
 Loss from discontinued
  operations per common Class A
  and B share - Dilutive          ($0.01)   ($0.07)   ($0.18)   ($0.14)
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 Net income per common Class A
  and B share - Dilutive          ($8.18)    $0.10    ($7.81)    $1.00
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 Weighted average common shares
  - Basic:
 Class A                           7,897     7,844     7,876     7,848
 Class B                           1,217     1,218     1,217     1,218
 Dilutive stock options and
  restricted stock                    --       174        --       188
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 Weighted average common shares
  - Dilutive                       9,114     9,236     9,093     9,254
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 (thousands, except per share amounts)
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 Segment Results                THREE MONTHS ENDED  TWELVE MONTHS ENDED
 ----------------------------------------------------------------------
                                October 3  Sept 28  October 3  Sept 28
                                     2008     2007       2008     2007
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 Net sales:
  Marine electronics            $ 29,537  $ 33,040  $186,723  $198,050
  Outdoor equipment                9,972     9,369    48,315    55,863
  Watercraft                      16,254    18,359    88,087    88,848
  Diving                          25,978    26,769    98,246    88,679
  Other/eliminations                  24      (200)     (582)     (836)
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 Total                          $ 81,765  $ 87,337  $420,789  $430,604
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 Operating (loss) / profit :
  Marine electronics            $(13,027) $  1,374  $    414  $ 22,933
  Outdoor equipment                 (802)    2,783     1,982     8,464
  Watercraft                      (9,522)   (1,177)   (8,282)   (4,219)
  Diving                         (25,098)    3,164   (21,520)    6,933
  Other/eliminations              (3,239)   (3,276)  (10,647)  (14,084)
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 Total                          $(51,688) $  2,868  $(38,053) $ 20,027
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 Balance Sheet Information
  (End of Period)
 Cash and short-term
  investments                                       $ 41,791  $ 39,232
 Accounts receivable, net                             52,710    57,275
 Inventories, net                                     85,999    87,726
 Total current assets                                189,715   205,221
 Total assets                                        255,069   319,684
 Total current liabilities,
  excluding debt                                      55,386    66,260
 Total debt                                           60,003    42,806
 Shareholders' equity                                122,284   200,165
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 2008 Reconciliation Operating
  Profit, Net Income Excluding    FOURTH QUARTER        FULL YEAR
  Non-Cash Items
 ----------------------------------------------------------------------
                               Operating      Net  Operating      Net
                                  Profit   Income     Profit   Income
 ----------------------------------------------------------------------
 2008 as reported               $(51,688) $(74,589) $(38,053) $(71,034)
 Intangible asset impairment      41,008    35,739    41,008    35,739
 Inventory writedowns              3,528     2,210     3,528     2,210
 Deferred tax asset valuation
  charge                              --    29,500        --    29,500
 ----------------------------------------------------------------------
 2008 excluding non-cash items  $ (7,152) $ (7,140) $  6,484  $ (3,585)
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CONTACT:  Johnson Outdoors Inc.
          David Johnson, VP & Chief Financial Officer
            262-631-6600
          Cynthia Georgeson, VP - Worldwide Communication
            262-631-6600